UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2009

DUKE REALTY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-9044	35-1740409
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On July 27, 2009, following approval by the shareholders of Duke Realty Corporation (the “Company”) at a Special Meeting of the shareholders held on July 22, 2009 in accordance with the Indiana Business Corporation Law, the Company filed its Fourth Amended and Restated Articles of Incorporation with the Indiana Secretary of State for the purpose of increasing the number of shares of common stock authorized thereunder from 250 million shares to 400 million shares.

On July 29, 2009, the Company’s board of directors approved an amendment to Section 5.08 of the Company’s Third Amended and Restated By-Laws to elect that the terms of office of the Company’s board of directors shall not be governed by Indiana Code Section 23-1-33-6(c), a newly-enacted provision of the Indiana Business Corporation Law that would, absent this election by the Company’s board of directors, require the Company to maintain a classified board of directors. This amendment to the By-Laws will not affect the current structure of the Company’s board of directors.

Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the Fouth Amended and Restated Articles of Incorporation and the Fourth Amended and Restated By-Laws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated into this Item 5.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Articles of Incorporation of Duke Realty Corporation, effective July 27, 2009.

3.2	Fourth Amended and Restated By-Laws of Duke Realty Corporation, effective July 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY CORPORATION

July 29, 2009	By:	/s/ Howard L. Feinsand
	Name:	Howard L. Feinsand
	Title:	Executive Vice President, General Counsel and Corporate Secretary